Sub-item 77Q1: Exhibits
               (b) Amended bylaws

AMENDED AND RESTATED
BYLAWS OF ELLSWORTH FUND LTD.,
a Delaware Statutory Trust

Amended effective April 10, 2006.
Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Trust's
Agreement and Declaration of Trust (the "Agreement").

ARTICLE I
OFFICES
      Section 1.	Registered Office.  The registered office of
Ellsworth Fund Ltd. (the "Trust") shall be at the offices of The Corporation Trust Company in the County of New Castle, State of Delaware.
      Section 2.	Other Offices.  The Trust may also have offices
at such other places both within and outside the State of
Delaware as the Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
TRUSTEES
      Section 1. Meetings of the Trustees.  The Trustees of the
Trust may hold meetings, both regular and special, either within or outside the State of Delaware.  Meetings of the Trustees may be called orally or in writing by or at the direction of the
Chair or his or her designee or by a majority of the Trustees.
Meetings of the Board of Trustees and any committee thereof may be held in person or by telephonic or other electronic means.
      Section 2. Regular Meetings.  Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.
      Section 3. Notice of Meetings.  Notice of the time, date,
and place of all meetings of the Board of Trustees and any
committee thereof shall be given to each Trustee or committee member, as applicable, (i) by telephone, telex, telegram,
facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four
hours in advance of the meeting or (ii) in person at another meeting of the Board of Trustees or such committee, as
applicable, or (iii) by written notice mailed or sent via
overnight courier to his or her home or business address at
least seventy-two hours in advance of the meeting.  Notice need not be given to any Trustee or committee member who attends a meeting of the Board of Trustees or any committee thereof
without objecting to the lack of notice or who signs a waiver of notice either before or after such meeting.
      Section 4. Quorum.  At all meetings of the Board of Trustees and any committee thereof, a majority of the Trustees then in office or a majority of the committee members (but in no event less than two Trustees or committee members), as applicable, shall constitute a quorum for the transaction of business.  The act of a majority of the Trustees or committee members present at any meeting at which there is a quorum shall be the act of the Board of Trustees or such committee, as applicable, except as may be otherwise specifically provided by applicable law or by the Agreement or these Bylaws.  If a quorum shall not be
present at any meeting of the Board of Trustees or any committee thereof, the Trustees or committee members, as applicable, present thereat may adjourn such meeting from time to time,
without notice other than announcement at the meeting, until a quorum shall be present.
      Section 5. Designation, Powers, and Names of Committees;
Committee Charters.
            (a)	The Board of Trustees shall have at a minimum the
following three committees:  (1) an Audit Committee; (2) a
Governance Committee; and (3) a Pricing Committee.  Each such
Committee shall have a written Charter governing its membership, duties and operations, and the Board shall designate the powers of each such Committee in its Charter.  The Board of Trustees may terminate any such Committee by an amendment to these
Bylaws.
            (b)	The Board of Trustees may, by resolution passed
by a majority of the whole Board, designate one or more
additional committees, each of which may, if deemed advisable by the Board of Trustees, have a written Charter.  Each such
additional committee shall consist of two or more of the
Trustees of the Trust.  The Board may designate one or more
Trustees as alternate members of any such additional committee, who may replace any absent or disqualified member at any meeting of such committee.  Each such additional committee, to the
extent provided in the resolution and/or in such committee's
Charter, if applicable, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member.  Such additional committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees and/or as set forth in the written Charter of such committee or
committees, if applicable.
ARTICLE III
OFFICERS
      Section 1. Executive Officers.  The initial executive
officers of the Trust shall be elected by the Board of Trustees as soon as practicable after the organization of the Trust. The executive officers shall include a President, one or more Vice Presidents, which may include one or more Executive Vice
Presidents and/or Senior Vice Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a
Treasurer.  The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries,
Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the
Board may determine.  The Board of Trustees may fill any vacancy which may occur in any office.  Any two offices, except for
those of Chairman of the Board, President and Vice President,
may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.
      Section 2. Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees.  If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the
Trust at any time with or without cause.  The Trustees may
delegate this power to the Chairman of the Board or President
(without supervision by the Trustees) with respect to any other officer other than the Chief Compliance Officer.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer may resign from office at any time by delivering a written resignation to the Trustees,
Chairman of the Board or the President.  Unless otherwise
specified therein, such resignation shall take effect upon
delivery.
      Section 3. Chairman of the Board.  The Board of Trustees
shall have a Chairman of the Board (the "Chair"), who shall be a Trustee. The Chair shall be elected by a majority of the
Trustees.  The Chair shall be the chief execute officer of the
Trust and, subject to the Board of Trustees, shall generally manage the business and affairs of the Trust.  The Chair shall have such other powers and duties as shall be determined by the
Boards of Trustees, and shall undertake such other assignments as may be requested by the Boards of Trustees.  The Chair shall preside at all meetings of the Shareholders and the Board of
Trustees, if the Chair is present, and shall approve the agendas of all meetings of the Shareholders and the Board of Trustees.
      Section 4. President. The President shall be the chief administrative officer of the Trust and, subject to the Board of Trustees and the Chair, shall generally manage the business and affairs of the Trust.  If the Chair is absent, the President shall, if present, preside at all meetings of the Shareholders and the Board of Trustees.
      Section 5. Vice Presidents.  One or more Vice Presidents,
which may include one or more Executive Vice Presidents and/or
Senior Vice Presidents, shall have and exercise such powers and duties of the President in the absence or inability to act of the President, as may be assigned to them, respectively, by the
Board of Trustees or, to the extent not so assigned, by the
President.  In the absence or inability to act of the President, the powers and duties of the President not otherwise assigned by the Board of Trustees or the President shall devolve first upon the Executive Vice Presidents, then upon the Senior Vice
Presidents, and finally upon the Vice Presidents, all in the order of their election.
      Section 6. Secretary.  The Secretary shall (a) have custody of the seal of the Trust; (b) if requested, attend meetings of the Shareholders, the Board of Trustees, and any committees of Trustees; (c) keep or cause to be kept the minutes of all meetings of Shareholders, the Board of Trustees and any
committees thereof, and (d) issue all notices of the Trust. The Secretary shall have charge of the Shareholder records and such other books and papers as the Board may direct, and shall
perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees.
      Section 7. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine.  The
Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the
Board of Trustees may require.
      Section 8. Chief Executive Officer.  The Chief Executive
Officer, who shall also have a title of at least Senior Vice
President, shall be responsible for making the certifications required of the Trust's principal executive officer by Sections
302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules
promulgated thereunder by the Securities and Exchange
Commission.
      Section 9. Chief Financial Officer.  The Chief Financial
Officer, who shall also have a title of at least Vice President, shall be responsible for making the certifications required of the Trust's principal financial officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules promulgated
thereunder.
      Section 10. Chief Compliance Officer. The Chief Compliance Officer, who shall also have a title of at least Vice President, shall be responsible for administering the Trust's policies and procedures adopted pursuant to Rule 38a-1(a)(1) under the 1940
Act.
      Section 11. Assistant Officers.  Assistant officers, which may include one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, shall perform such functions and have such responsibilities as the Board of
Trustees may assign to them or, to the extent not so assigned, by the Vice President(s), Secretary or Treasurer, as applicable.
      Section 12. Surety Bond.  The Trustees may require any
officer or agent of the Trust to execute a bond (including,
without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission
(the "Commission") to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his or her hands.
      Section 13. Authorized Signatories.  Unless a specific
officer is otherwise designated in a resolution adopted by the
Board of Trustees, the proper officers of the Trust for
executing agreements, documents and instruments other than
Internal Revenue Service forms shall be the Chairman of the
Board, the President, any Vice President, the Secretary or any Assistant Secretary. Unless a specific officer is otherwise designated in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing any and all Internal
Revenue Service forms shall be the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant
Secretary, or the Treasurer.
ARTICLE IV
MEETINGS OF SHAREHOLDERS
      Section 1. Purpose.  All meetings of the Shareholders for
the election of Trustees shall be held on such day during the month of January, or any other day of any other month, as may be fixed by the Trustees, and shall be held at such place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be
designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such
purpose. Meetings of Shareholders may be held for any purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be
stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the Shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the Shareholder or by his duly authorized attorney in fact.  A Shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized,
facsimile, telecommunication, telex or oral communication or by any other form of communication.  Unless a proxy provides
otherwise, such proxy is not valid more than eleven months after its date.  A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust
receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
      Section 2. Nomination of Trustees.
            (a)	Any Shareholder may submit names of individuals
to be considered by the Governance Committee for election as trustees of the Trust, provided, however, (i) that such person submits such names in a timely manner as set out in Section 2 of
Article V hereof, (ii) that such person was a shareholder of record at the time of submission of such names and is entitled to vote at the meeting, and (iii) that the Governance Committee shall make the final determination of persons to be nominated.
            (b)	The process and procedures for the nomination of
persons for election or appointment as trustees of the Trust by the Trustees shall be set forth in the written Charter for the Governance Committee of the Board of Trustees.
      Section 3. Election of Trustees.  All meetings of
Shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the Shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and transact such other business as may
properly be brought before the meeting in accordance with
Section 1 of this Article IV.
      Section 4. Notice of Meetings.  Written notice of any
meeting stating the place, date, and hour of the meeting shall be given to each Shareholder entitled to vote at such meeting not less than ten days before the date of the meeting in
accordance with Article V hereof.
      Section 5. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement, may be called by the Chair or by a majority of the Trustees; provided,
however, that the Trustees shall promptly call a meeting of the Shareholders solely for the purpose of removing one or more
Trustees, when requested in writing to do so by the record
holders of not less than ten percent of the Outstanding Shares of the Trust.
      Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting, to each Shareholder entitled to vote at such meeting.
      Section 7. Conduct of Special Meeting.  Business transacted at any special meeting of Shareholders shall be limited to (i)
the purpose stated in the notice and (ii) the adjournment of such special meeting with regard to such stated purpose.
      Section 8. Quorum.  The holders a majority of the
Outstanding Shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all
meetings of the Shareholders for the transaction of business except as otherwise provided by applicable law or by the
Agreement. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the vote of the holders of a majority of Shares cast shall have power to adjourn the meeting from time to time in accordance with Article IV,
Section 16 hereof, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
      Section 9. Organization of Meetings.
            (a)	The meetings of the Shareholders shall be
presided over by the Chair, or if the Chair shall not be
present, by the Vice Chair, if any, or if the Vice Chair shall not be present or if there is no Vice Chair, by the President, or if the President shall not be present, by a Vice President, or if no Vice President is present, by a chair appointed for such purpose by the Board of Trustees or, if not so appointed, by a chair appointed for such purpose by the officers and
Trustees present at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the
Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the
meeting shall elect a secretary for the meeting.
            (b)	The Board of Trustees of the Trust shall be
entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the
Board of Trustees, if any, the chairman of the meeting shall have the right and authority to prescribe such rules,
regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or
convenient for the proper conduct of the meeting, including, without limitation, establishing:  an agenda or order of
business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present;
limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Trustees or the chairman of the meeting determines that
meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
      Section 10. Voting Standard. When a quorum is present at any meeting, the vote of the holders of a majority of the Shares cast shall decide any question brought before such meeting,
unless the question is one on which, by express provision of applicable law, the Agreement, these Bylaws, or applicable
contract, a different vote is required, in which case such
express provision shall govern and control the decision of such question.
      Section 11. Voting Procedure.  Each whole Share shall be
entitled to one vote, and each fractional Share shall be
entitled to a proportionate fractional vote.  On any matter
submitted to a vote of the Shareholders, all Shares shall be voted together.
      Section 12. Action Without Meeting.  Unless otherwise
provided in the Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a
vote, if a consent in writing, setting forth the action so
taken, shall be signed by the holders of Outstanding Shares
having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.
Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.
      Section 13. Broker Non-Votes.  At any meeting of Shareholders the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting.
Broker non-votes will not count as votes cast for or against any proposals.
      Section 14. Abstentions. At any meeting of Shareholders the Trust will consider abstentions as present for purposes of determining whether a quorum is present at the meeting.
Abstentions will not count as votes cast for or against any
proposals.
      Section 15. Record Date for Shareholder Meetings and
Consents.  In order that the Trustees may determine the
Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the original date upon which the meeting of Shareholders is scheduled, nor more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees for action by Shareholder consent in writing without a meeting.  A
determination of shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any
adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting so long as notice of the adjournment and the new record and meeting dates are given to the Shareholders.
      Section 16. Adjournments.  A meeting of Shareholders convened on the date for which it was called may be adjourned from time to time without further notice to Shareholders to a date not more than 120 days after the original record date. A meeting of Shareholders may not be adjourned for more than 120 days after the original record date for such meeting without giving the Shareholders notice of the adjournment and the new meeting date.
The vote of the holders of majority of the Shares cast shall be required in order to adjourn a meeting of Shareholders with regard to a particular proposal scheduled to be voted on at such meeting or to adjourn such meeting entirely.
      Section 17. Inspectors. The Trustees may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote at the meeting shall, appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.
The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and
effect of proxies, and shall receive votes, ballots, or
consents, hear and determine all challenges and questions
arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote at it, the inspectors shall make a report in writing of any challenge,
request or matter determined by them and shall execute a
certificate or any fact found by them.  The report of the
inspector on the number of votes represented at the meeting and the result of the voting shall be prima facie evidence thereof.
No Trustee or candidate for the office of Trustee shall act as inspector of an election of Trustees. Inspectors need not be shareholders.
ARTICLE V
NOTICES
      Section 1. Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Agreement or of these
Bylaws, notice is required to be given to any Trustee or
Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in
writing) or in writing, by mail addressed to such Trustee at his or her last given address or to such Shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.
Notice to Trustees or members of a committee may also be given by telex, telegram, facsimile, electronic-mail or via overnight courier. If sent by telex or facsimile, notice to a Trustee or member of a committee shall be deemed to be given upon
transmittal; if sent by telegram, notice to a Trustee or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company; if sent by electronic-mail, notice to a Trustee or member of a committee shall be deemed to be given and shall be presumed valid when the Trust's electronic-mail server reflects the electronic-mail message as having been sent; and if sent via overnight courier, notice to a Trustee or member of a committee shall be deemed to be given when delivered against a receipt therefor.
      Section 2. Annual Meeting Notice Requirements for
Nominations and Proposals by Shareholders.
            (a)	For nominations or other business to be properly
brought before an annual meeting by a Shareholder, the
Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must
otherwise be a proper matter for action by Shareholders.  To be timely, a Shareholder's notice shall be delivered to the
Secretary at the principal executive offices of the Trust not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which
public announcement of the date of such meeting is first made by the Trust.  In no event shall the public announcement of a
postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a
Shareholder's notice as described above.  Such Shareholder's notice shall set forth (A) as to each person whom the
Shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of
Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities
Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy
statement as a nominee and to serving as a Trustee if elected);
(B) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for
conducting such business at the meeting and any material
interest in such business of such Shareholder and of the
beneficial owner, if any, on whose behalf the proposal is made;
and (C) as to the Shareholder giving the notice and the
beneficial owner, if any, on whose behalf the nomination or
proposal is made, (i) the name and address of such Shareholder, as they appear on the Trust's books, and of such beneficial
owner and (ii) the number of shares of which are owned
beneficially and of record by such Shareholder and such
beneficial owner.
            (b)	Notwithstanding anything in the second sentence
of paragraph (a) of this Section 2 to the contrary, in the event that the number of Trustees to be elected to the Board of
Trustees is increased and there is no public announcement by the
Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the
Trust.
      Section 3. Special Meeting Notice Requirement for
Nominations and Proposals by Shareholders.  Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting.  Nominations of persons for election to the
Board of Trustees may be made at a special meeting of
Shareholders at which Trustees are to be elected (A) pursuant to the Trust's notice of meeting, (B) by or at the direction of the
Board of Trustees or (C) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of
record both at the time of giving of notice provided for in
Section 2(a) of this Article V and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 2(a) of this
Article V. In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such Shareholder may nominate a
person or persons (as the case may be) for election to such
position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by this
Section 2(a) shall be delivered to the Secretary at the
principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a
special meeting to a later date or time commence a new time
period for the giving of a Shareholder's notice as described above.
      Section 4. Written Waiver.  Whenever any notice is required to be given under the provisions of applicable law or of the
Agreement or of these Bylaws, a waiver thereof in writing,
signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed
equivalent thereto.
ARTICLE VI
CERTIFICATES OF SHARES AND SHARE OWNERSHIP
      Section 1. Issuance.  Upon request, every holder of Common
Shares shall be entitled to be issued a certificate by the
Trust, signed by, or in the name of the Trust by, the Chair, the President or any Vice President, certifying the number of Common
Shares owned by him, her or it.
      Section 2. Countersignature. Where a certificate is countersigned (1) by a transfer agent other than the Trust or its employee, or (2) by a registrar other than the Trust or its employee, the signature of the Chair, the President or any Vice President may be a facsimile.
      Section 3. Lost Certificates.  The Board of Trustees may
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the
Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of
Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.
      Section 4. Transfer of Shares. The Trustees shall make such rules as they consider appropriate for the transfer of Shares and similar matters. To the extent certificates are issued in accordance with Section 1 of this Article VI, upon surrender to the Trust or the transfer agent of the Trust of such certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person
entitled thereto, cancel the old certificate and record the
transaction upon its books.
      Section 5. Shareholder Book.  The Trust shall keep or cause to be kept a Shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically
arranged, of all persons who are Shareholders of the Trust,
showing their places of residence, the number of Shares held by them, respectively, and the dates when they became the record owners thereof.
      Section 6. Registered Shareholders.  The Trust shall be
entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any
equitable or other claim of interest in such Share or Shares on the part of any other person, whether or not it shall have
express or other notice hereof.
      Section 7. Record Date for Receiving Dividends and Other
Actions.  In order that the Trustees may determine the
Shareholders entitled to receive payment of any dividend or
other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or
exchange of Shares or for the purpose of any other lawful
action, the Board of Trustees may fix a record date, which
record date (i) shall be set forth in the resolution or
resolutions authorizing the payment of such dividend or other lawful action and (ii) shall be at least 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees.
ARTICLE VII
GENERAL PROVISIONS
      Section 1. Seal. The Board of Trustees may provide that the Trust have a business seal. The business seal shall have inscribed thereon the name of the statutory trust, the state of its organization, the year of its organization and the words
"Statutory Trust."  The seal may be used by causing it or a
facsimile thereof to be impressed or affixed or in any other manner reproduced, including placing the word "[SEAL]" adjacent to the signature of the person authorized to sign a document on behalf of the Trust.  Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.
      Section 2. Severability. The provisions of these Bylaws are severable. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.
      Section 3. Headings.  Headings are placed in these Bylaws
for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.
ARTICLE VIII
INDEMNIFICATION
      Section 1. Indemnification.
            (a)	To the maximum extent permitted by law, the Trust
(or applicable Portfolio) shall indemnify any person who was or is a party or is threatened to be made a party to, or is
involved as a witness in, any proceeding (other than a
proceeding by or in the right of the Trust or a Portfolio) by reason of the fact that such person is or was a Covered Person, against expenses, judgments, fines and amounts paid in
settlement actually and reasonably incurred by such person in connection with such proceeding.
            (b)	To the maximum extent permitted by law, the Trust
(or applicable Portfolio) shall indemnify any person who was or is a party or is threatened to be made a party to, or is
involved as a witness in, any proceeding by or in the right of the Trust (or such Portfolio) to procure a judgment in its favor by reason of the fact that such person is or was a Covered
Person, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of such proceeding.
            (c)	Notwithstanding any provision to the contrary
contained herein, no Covered Person shall be indemnified for any expenses, judgments, fines, amounts paid in settlement, or other liability or loss arising by reason of disabling conduct. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person engaged in disabling conduct.
      Section 2. Advance Payment of Indemnification Expenses.  To
the maximum extent permitted by law, the Trust or the Portfolio shall advance to any person who was or is a party or is
threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition.
To the maximum extent permitted by law, the Trust or the
Portfolio may advance to any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a Covered Person (other than a
Trustee or officer of the Trust) the expenses actually and
reasonably incurred by such person in connection with the
defense of such proceeding in advance of its final disposition. Notwithstanding any provision to the contrary contained herein, the Trust shall not advance expenses to any Covered Person
(including a Trustee or officer of the Trust) unless:
            (a)	the Trust or the Portfolio has received an
undertaking by or on behalf of such Covered Person that the
amount of all expenses so advanced will be paid over by such person to the Trust or the Portfolio unless it is ultimately determined that such person is entitled to indemnification for such expenses; and
            (b)	(i) such Covered Person shall have provided
appropriate security for such undertaking, or (ii) such Covered
Person shall have insured the Trust or the Portfolio against losses arising out of any such advance payments, or (iii) either
(1) the Trustees, by the vote of a majority of a quorum of
qualifying Trustees, or (2) independent legal counsel in a
written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type
inquiry) that there is reason to believe that such Covered
Person ultimately will be found entitled to indemnification.
      Section 3. Determination of Entitlement to Indemnification.
Any indemnification required or permitted under this Article
VIII (unless ordered by a court) shall be made by the Trust or the Portfolio only as authorized in the specific case upon a reasonable determination, based upon a review of the facts, that the Covered Person is entitled to indemnification because (i) he or she is not liable by reason of disabling conduct, or (ii) in cases where there is no liability, he or she has not engaged in disabling conduct. Such determination shall be made by (i) the vote of a majority of a quorum of qualifying Trustees; or (ii)
if there are no such Trustees, or if such Trustees so direct, by independent legal counsel in a written opinion. Notwithstanding anything to the contrary in Section 2 of this Article VIII, if a determination that a Covered Person engaged in disabling conduct is made in accordance with this Section 3, no further advances of expenses shall be made, and all prior advances, and insurance premiums paid for by the Trust, if applicable, must be repaid.
      Section 4. Contract Rights.  With respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Covered Person, the rights to indemnification conferred in Section 1 of this Article VIII, and with respect to any person who was or is a party or is
threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust, the advancement of
expenses conferred in Section 2 of this Article VIII shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII
(or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any such person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced
before or after the time of such amendment, repeal,
modification, or adoption).  Any amendment or modification of, or adoption of any provision inconsistent with, this Article
VIII (or any provision hereof), that has the effect of
positively affecting any right to indemnification or advancement of expenses granted to any such person pursuant hereto, shall not apply retroactively to any person who was not serving as a
Trustee, officer, employee or agent of the Trust at the time of such amendment, modification or adoption.
      Section 5. Claims.
            (a)	If (X) a claim under Section 1 of this Article
VIII with respect to any right to indemnification is not paid in full by the Trust or the Portfolio within sixty days after a written demand has been received by the Trust or the Portfolio or (Y) a claim under Section 2 of this Article VIII with respect to any right to the advancement of expenses is not paid in full by the Trust or the Portfolio within thirty days after a written demand has been received by the Trust or the Portfolio, then the Covered Person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Trust or the Portfolio to recover the unpaid amount of the claim.
            (b)	If successful in whole or in part in any suit
brought pursuant to Section 5(a) of this Article VIII, or in a suit brought by the Trust or the Portfolio to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Covered Person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the Covered Person from whom the Trust or the Portfolio sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Trust or the Portfolio the reasonable expenses (including attorneys' fees) of prosecuting or defending such suit.
      Section 6. Definitions.  For purposes of this Article VIII:
(a) references to "Trust" include any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction; (b) the term "disabling conduct" means willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Covered Person's office with the Trust or the Portfolio;
(c) the term "expenses" includes, without limitations, attorneys' fees; (d) the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; and (e) the term "qualifying Trustee" means any Trustee who is not an interested person (as defined in the 1940 Act) of the Trust and is not a party to the proceeding.
ARTICLE IX
AMENDMENTS
      Section 1. Amendments. These Bylaws may be altered or repealed by the Trustees without the vote or approval of the Shareholders at any regular or special meeting of the Board of Trustees without prior notice. These Bylaws may also be altered or repealed by the Shareholders at any special meeting of the Shareholders, but only if the Board of Trustees resolves to put a proposed alteration or repealer to the vote of the Shareholders and notice of such alteration or repealer is contained in a notice of the special meeting being held for such purpose.